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                                                                   EXHIBIT 10(p)


                             SHAREHOLDERS AGREEMENT

               THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of the 26th day of MARCH, 1998 by and among IndeNet, Inc., a Delaware corporation (the "Borrower"), and Allied Capital Corporation, a Maryland corporation (collectively with its successors and assigns, the "Holder").

                                    RECITALS

               A. Under terms of an Investment and Loan Agreement dated this date, by and among the Holder, and the Borrower (the "Investment Agreement"), the Borrower is issuing to the Holder one or more subordinated debentures (the "Debentures") and certain warrants to purchase shares of the Borrower's common stock, in consideration for certain loans. Capitalized terms not otherwise defined herein shall have the meanings set out in such Investment Agreement.

               B. To induce the Holder to enter into the Investment Agreement and fund the loans thereunder, the Borrower proposes to make certain convenants with respect to the above-referenced warrants and to the shares of stock issued or issuable thereunder.

                                   PROVISIONS

               In consideration of the premises and the covenants herein, the Holder and the Borrower agree as set forth below.

               1. Piggy-Back Rights. If the Borrower shall at any time prepare and file a registration statement under the Securities Act of 1933 with respect to the public offering of any class of equity or debt security of the Borrower, the Borrower shall give thirty (30) days prior written notice thereof to the Holder and shall, upon the written request of the Holder, include in the registration statement such number of the Holder's Shares as the Holder may request. The Borrower will keep such registration statement effective and current under the Securities Act permitting the sale of the Holder's Shares included therein for the same period that the registration is maintained effective in respect of Shares of other persons (including the Borrower). In any underwritten offering the Holder's Shares to be included will be sold at the same time and the same per-share price as the other Shares. In the event the Borrower fails to receive a written inclusion request from the Holder within thirty (30) days after the mailing of its written notice, then the Borrower shall have no obligation to include any of the Holder's Shares in the offering. In connection with any registration statement or subsequent amendment or similar document filed and is subject hereto, the Borrower shall take all reasonable steps to make the Holder's securities covered thereby eligible for public offering and sale under the securities or blue sky laws of such



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jurisdictions as may be specified by the Holder by the effective date of such registration statement; provided that in no event shall the Borrower be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of filing such documents, or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. The borrower shall keep such blue-sky filings current for the length of time it must keep any registration statement, post-effective amendment, prospectus or offering circular effective pursuant hereto.

               2. Demand Registration. At the written request of the Holder, the Borrower shall:

               (a) file a registration statement and related documents with the Securities and Exchange Commission, and all other applicable securities agencies or exchanges, for the public offering and sale of all or a portion of the Holder's Shares;

               (b) use its best efforts to cause such registration statements to be declared effective; and

               (c) offer publicly all such Shares in accordance with the terms and procedures of paragraph 1 above.

               Holder may exercise its right under this paragraph 2 on one occasion only, unless a portion of the Shares specified by the Holder for inclusion in the offering under this paragraph shall not have successfully been sold therein, in which case Holder may exercise its rights hereunder one or more additional times until all the Shares initially specified have successfully been sold.

               3. Expenses; Consent. In connection with any registration statement or other filing described herein, and in connection with making and keeping such filings effective as provided herein, the Borrower shall bear all the expenses and professional fees of the Borrower and the Holder (except for the Holder's pro rata share of any underwriters discount) and shall also provide the Holder with a reasonable number of printed copies of any prospectus, offering circulars and/or supplemental or amended prospectuses in final and preliminary form. The Borrower consents to the use of each such prospectus or offering circular in connection with the sale of the Holder's Shares.

               4. Unlocking.

               (a) If the Borrower receives a bona fide offer to consummate a transaction that would constitute a "Company Sale" (as defined below) which is not contingent on financing, then the Borrower upon receiving such offer shall submit a copy of the offer, together with such information pertinent thereto as the Borrower may have, to the Holder




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 within three (3) days of receipt of said offer. Within ten (10) days of receipt of said copy the Holder will indicate in writing to the Borrower whether it approves or disapproves of the offer. If the Holder approves the offer, then the Borrower shall within twenty (20) days thereafter (or such shorter time if provided in the offer) accept or reject the offer. If the Borrower accepts the offer after approval by the Holder, then the Holder shall have the right to participate in such sale proportionately based on the terms of the offer and the Holder's interest in the Borrower, that is, the Holder shall receive a part of the net proceeds of the sale corresponding to the Holder's Equity Percentage (as defined below). If the Borrower rejects the offer after approval of the offer by the Holder, then simultaneously with such rejection the Borrower shall be bound to purchase the Holder's Warrants or resulting Shares on the same terms and conditions that the Holder would have received under the offer. If the Holder fails to communicate its approval or disapproval within the above ten (10)-day period, the Borrower may construe such failure as either approval or disapproval, at its sole option.

               (b) As used in this paragraph, "Company Sale" means a single transaction or series of related transactions wherein one or more persons who possess the financial means to consummate the transactions in question and, prior to the transaction in question, did not own more than five percent (5%) of any class of the capital stock of the Borrower ("Independent Third Parties"), directly or indirectly either:

                   (i) acquire (by merger, consolidation, transfer or issuance of capital stock or otherwise) capital stock of the Borrower (or any surviving or resulting corporation or entity), which in the aggregate equals fifty percent (50%) or more of the capital stock of the Borrower, possessing the voting power to elect a majority of the Board of Directors of the Borrower (or such surviving or resulting corporation or entity); or

                   (ii) acquire assets constituting fifty percent (50%) or more of the assets of the Companies.

               (c) "Equity Percentage" means the Holder's percentage of actual or potential equity ownership of the Borrower's capital stock (as the case may be), which percentage shall be calculated on a fully diluted basis, expressed as a decimal fraction calculated to (5) decimal places, and shall reflect the number of Shares owned by the Holder, and the number of Shares deliverable upon full exercise of any unexercised Warrants owned by the Holder.

               5. "Put" Right.

               (a) Condition Precedent; Price. If, at any time following the earlier of (i) the sixth anniversary of the Closing or (ii) the full and indefeasible repayment of the Loans, the Borrower's common stock does not achieve, during each calendar year, an average daily











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trading volume on a national securities exchange of 100,000 shares (as adjusted for splits and reverse splits) of common stock over a three month period, the Holder by written notice may require the Borrower to re-purchase its Warrants or the shares issued thereunder at the highest of the following prices, determined as of the time of the exercise of this right:

                   (i) the price agreed to by the Holder and the Borrower; or

                   (ii) the product of the Appraised Value of the Borrower determined pursuant to paragraph 3.3(c) below, and the Holder's Equity Percentage.

               (b) Deduction of Exercise Price. When a Holder's Equity Percentage arises from unexercised Warrants, the exercise price of such Warrants shall be deducted from the prices provided above in calculating the Put price in this paragraph.

               (c) Appraised Value. The Appraised Value of the Borrower shall be its value determined by a panel composed of three recognized appraisers of software and media service businesses, one of whom shall be chosen by the Borrower, one of whom shall be chosen by the Holder, and one of whom shall be chosen by the two appraisers previously designated. The costs and fees of such appraisers shall be borne one-half by the Borrower and one-half by the Holder.

               (d) Time for Exercise. The Holder may exercise its rights under this paragraph 5 only by giving the notice of exercise called for above during the sixty (60) day period following the end of each calendar year wherein the condition stated in sub-paragraph (a), above, was met.

               6. Personal Gain Upon Sale. In the event of a Company Sale, any emoluments or profits relating to such Company Sale and flowing to Mr. Andre Blay, any officers, directors or principal shareholders of the Companies otherwise than through direct payment for their equity ownership in the Borrower or through dividends or return of capital paid in respect thereof, shall be added to the direct consideration for such sale in calculating the total sale price for purposes of determining any part thereof which the Holder may be entitled to receive in respect to any equity ownership in the Borrower. Such emoluments or profits shall include (without limitation) points or fees paid to induce such Company Sale, or any salaries or consulting fees payable in connection with the Borrower's operations after such Company Sale, to the extent such salaries or fees exceed the higher of (a) the subject person's compensation from the Borrower prior to such sale, or (b) the compensation customarily paid by the acquirer of the Borrower to officers and employees holding similar offices or positions within its organization. Where such emoluments or profits are payable in kind they will be valued at the higher of cost or fair market value for purposes of this paragraph.

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               7. Access to Records. The Borrower agrees to permit from
time-to-time any authorized agent of the Holder and, when any Put rights have been exercised under terms of Section 5 hereof, any appraisers engaged under terms of such Section, to obtain credit and other background information on the Borrower, and to inspect, examine and make copies and abstracts of the books of account and records of the Borrower at reasonable times during normal business hours allow the Holder's agents and such appraisers to interview the Borrower's outside accountants who are by this covenant irrevocably instructed to respond to such inquiries as fully as if the inquiries were made by the Borrower itself.

               8. Expiration. The Holders rights under paragraphs 4 ("Unlocking") and 6 ("Personal Gain on Sale") hereof shall expire when all Debentures have been fully and indefeasibly repaid; PROVIDED, HOWEVER, that such rights under paragraph 4 ("Unlocking") shall continue in effect after such repayment with respect to any offer constituting a Company Sale if the Debentures are repaid as a result of such offer, and such rights under paragraph 6 ("Personal Gain on Sale") shall continue in effect after such repayment with respect to any transaction constituting a Company Sale wherein the Debentures are repaid in connection with the transaction. The Holders rights under paragraph 5 hereof ("Put") shall expire ten (10) years after the date hereof. In other respects this Agreement shall expire ten (10) years after the Loans are fully and indefeasibly repaid.

               9. No Implied Waver. No course of dealing between the Holder and any other party hereto, or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

               10. Parties. This Agreement will bind and accrue to the benefit of Borrower the Holder, any holders of the Warrants or the Debentures, and their successors and assigns. Any purchaser, assignee, transferee or pledgee of the Warrants or Debentures, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by a Holder shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to the Holder, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Holder.

               11. Notice. All notices or communications under this Agreement shall be provided in accordance with the notice provisions in the Investment Agreement, which are hereby incorporated in full by this reference.





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               12. Controlling Law; Venue and Jurisdiction; Service of Process.
This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the District of Columbia, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the District of Columbia or the Federal courts in such District, to the jurisdiction of which courts all undersigned parties hereby submit as the agreement of such parties, as not inconvenient, and as not subject to review by any court other than such courts in the District of Columbia. All parties intend and agree that the courts of jurisdictions in which the Borrower is incorporated and conducts its business shall afford full faith and credit to any judgment rendered by a court of the District of Columbia against the Borrower or other obligees hereunder, and that such District of Columbia and federal courts shall have in personam jurisdiction to enter a valid judgment against the Borrower or other obligees hereunder. Service of any summons and/or complaint and any other process which may be served on the Borrower in any action in respect hereto, may be made by mailing via registered mail, or delivering a copy of such process to the Borrower at its address specified above. The parties hereto agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of the Holder.

               13. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS AGREEMENT OR THE DEALINGS OF THE PARTIES IN RESPECT THERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS PARAGRAPH IS A MATERIAL TERM OF THIS AGREEMENT AND THAT THE HOLDER WOULD NOT EXTEND ANY FUNDS UNDER THE INVESTMENT AGREEMENT IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. EACH PARTY HERETO AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF COMPETENT JURISDICTION, WITHOUT A JURY.

               14. Captions; Severance. The captions in this Agreement are inserted for reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

               15. Counterparts; Entire Agreement . This Agreement may be executed in as many counterpart copies and with as many counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of,

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each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement, the Warrants, the Investment Agreement, the exhibits hereto and the other documents mentioned herein set forth the entire agreements and understandings of the parties hereto in respect to the subject matter hereof. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

               16. Rules of Construction. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

               (a) A term has the meaning assigned to it;

               (b) "or" is not exclusive;

               (c) Provisions apply to successive events and transactions;

               (d) "Herein", "Hereof", "Hereto", "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or other subdivision unless otherwise so provided;

               (e) The word "person" shall mean any natural person, partnership, corporation, nation, state, government, union, association, agency, tribunal, board, bureau and any other form of business or legal entity;

               (f) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender; and

               (g) All financial terms used herein and not capitalized shall have the meaning accorded them under GAAP.





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               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                              INDENET, INC.

[Seal]

                                              By:     Robert A. Blay
                                                 ------------------------------
                                                 Name: Robert Blay
                                                 Title: Vice-President

                                              ALLIED CAPITAL CORPORATION

[Seal]

                                              By:      Scott S. Binder
                                                 ------------------------------
                                                  Scott S. Binder, Principal












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